UNITED  STATES

SECURITIES  AND  EXCHANGE  COMMISSION

Washington, D.C. 20549

FORM  8-K

CURRENT  REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 20, 2012 (December 14, 2012)

HPIL HOLDING

(Exact name of registrant as specified in its charter)

Nevada	333-121787	20-0937461
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7075 Gratiot Road, Suite One Saginaw, MI	48609
(Address of principal executive offices)	(Zip Code)

(248) 750-1015
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02     UNREGISTERED SALES OF EQUITY SECURITIES

   On October 26, 2012, HPIL Holding and Haesler entered into that certain Quota Purchase Agreement (the “Purchase Agreement”), pursuant to which HPIL Holding agreed to issue Three Hundred Fifty Thousand (350,000) shares of Common Stock of HPIL Holding (the “Shares”) to Haesler in exchange for Thirty-Two (32) quotas owned by Haesler, representing thirty-two percent (32%) of the ownership interest in HAESLER Real Estate Management SA (the “Quotas”).

A copy of the Quota Agreement was attached an exhibit to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on November 1, 2012.

In connection with the execution of that certain Closing Agreement entered into between Company, HPIL Real Estate Inc., and Haesler on December 14, 2012, Company assigned its rights and obligations under the Purchase Agreement to HPIL Real Estate Inc.  Following the assignment, HPIL Real Estate Inc., on December 14, 2012, assigned and transferred the Shares to Haesler and Haesler, on December 17, 2012, assigned and transferred the Quotas to HPIL Real Estate Inc. in accordance with the terms and conditions of the Purchase Agreement.

The transactions described above were exempt from registration pursuant to Section 4(2) and Rule 903 of Regulation S of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

HPIL Holding (Registrant)

Date: December 20, 2012	By: /S/ Nitin Amersey Nitin Amersey Director, Chief Financial Officer, Treasurer and Corporate Secretary